Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Hess Midstream LP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Shares Representing Limited Partner Interests	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Equity	Preferred Shares Representing Limited Partner Interests	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

	Equity	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Equity	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts							N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$172,493.49(3)

	Net Fee Due							N/A

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fees Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fees Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)

Fees Offset Claims	Hess Midstream LP.	S-3	333-235650	December 20, 2019		$172,493.49(3)	Unallocated (Universal) Shelf	(3)	(3)	(3)

Fees Offset Sources	Hess Midstream LP.	S-3	333-235650		December 31, 2019						(3)

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payments of all registration fees (except with respect to the carry forward securities identified in the table above, which registration fees have already been paid) and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

(2)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.
(3)

The registrant previously paid aggregate registration fees of $259,600 to register (i) an indeterminate number of Class A shares representing limited partner interests (“Class A Shares”) and preferred shares to be offered in one or more primary offerings having an aggregate initial offering price up to $1,000,000,000, and (ii) 46,360,686 Class A Shares issuable upon redemption of Class B units in Hess Midstream Operations LP (together with an equal number of the registrant’s Class B shares representing limited partner interests) pursuant to a Registration Statement on Form S-3 (Registration No. 333-235650) filed with the Securities and Exchange Commission on December 20, 2019 (the “Prior Registration Statement”) and declared effective on December 31, 2019. As of the date of this registration statement, an aggregate of 25,760,000 Class A Shares, representing $87,106.51 in registration fees, have been sold in secondary offerings under the Prior Registration Statement, as a result of which a total of 20,600,686 Class A Shares remains unsold in secondary offerings under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $172,493.49 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder may continue to be applied to securities included in this registration statement. The offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.